Exhibit 99.1

Press Release
April 18, 2018

7575 W. Jefferson Blvd.

Fort Wayne, IN  46804

Steel Dynamics Reports First Quarter 2018 Results

FORT WAYNE, INDIANA, April 18, 2018 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced first quarter 2018 financial results.  The company reported first quarter 2018 net sales of $2.6 billion and net income of $228 million, or $0.96 per diluted share.  Comparatively, prior year first quarter net income was $201 million, or $0.82 per diluted share, with net sales of $2.4 billion.  Sequential fourth quarter 2017 net income was $305 million, or $1.28 per diluted share, which included debt refinancing charges of $0.02 per diluted share and a one-time tax benefit of $0.76 per diluted share, associated with the revaluation of deferred tax assets and liabilities in connection with the U.S. Federal Tax Cuts and Jobs Act of 2017.  Excluding these items, the company’s adjusted fourth quarter 2017 net income was $128 million, or $0.54 per diluted share.

“The team delivered a tremendous first quarter performance,” said Mark D. Millett, President and Chief Executive Officer.  “Our first quarter 2018 income from operations increased 65 percent sequentially to $323 million, with adjusted EBITDA of $400 million.  During the first quarter, we saw improved demand and product pricing across the entire steel platform.  The increase in earnings was principally driven by our flat roll operations, as improved demand and pricing, supported meaningful volume and margin expansion.  Domestic steel consumption remained strong from the automotive and construction sectors, while energy and general industrial demand continued to grow.

“Operating income from our metals recycling platform increased 24 percent sequentially in the first quarter 2018, as domestic steel mill utilization improved, strengthening ferrous scrap shipments and metal spread,” continued Millett.  “Our fabrication platform also delivered a solid performance, as operating income decreased only slightly as a result of seasonally lower shipments.  Our fabrication order backlog remains strong heading into the summer construction season, and our fabrication customer base continues to be optimistic concerning 2018 projects.”

The company generated solid cash flow from operations of $178 million during the first quarter 2018. As evidence of the confidence in the company’s sustainable long-term cash flow generation capability, the board of directors approved a 21 percent increase in the company’s first quarter 2018 cash dividend, reflecting the strength of the company’s capital structure and liquidity profile, and the continued optimism and confidence in its future prospects.

First Quarter 2018 Comments

First quarter 2018 operating income for the company’s steel operations increased 63 percent sequentially to $338 million, based on a seven percent increase in shipments and metal spread expansion, as average steel product pricing increased more than consumed raw material scrap costs.  The first quarter 2018 average product selling price for the company’s steel operations increased $61 to $822 per ton.  The average ferrous scrap cost per ton melted increased $21 to $321 per ton.

First quarter 2018 operating income attributable to the company’s flat roll steel operations increased over 70 percent sequentially, driven by metal spread expansion related to higher selling values and a five percent increase in shipments. Operating income from the company’s long product steel operations increased over 25 percent, as a result of improved shipments and metal spread expansion, primarily from the company’s Engineered Bar Products and Roanoke Bar divisions.  The company’s steel production utilization rate was 94 percent in the first quarter 2018, compared to the estimated domestic steel industry utilization rate of 76 percent.

First quarter 2018 operating income from the company’s metals recycling operations increased to $28 million, compared to $22 million in the sequential fourth quarter, based on higher average selling values and a seven percent increase in recycled ferrous shipments, resulting from strong domestic steel mill demand.

The company’s fabrication operations recorded first quarter 2018 operating income of $20 million, compared to sequential fourth quarter results of $22 million, as improved average selling values were more than offset by seasonally lower shipments.

Outlook

“We remain confident that current and anticipated macroeconomic and market conditions are in place to benefit domestic steel consumption in 2018,” said Millett.  “Domestic steel inventory levels remain reasonably balanced.  World steel demand and pricing have improved.  Based on strong domestic steel demand fundamentals and customer optimism, we believe price momentum and growth in steel consumption will continue during the year. We also believe recent U.S. Federal Administration steel trade actions will result in reduced imports during the year, and that tax reform will provide a stimulus for additional domestic fixed asset investment and growth.  In combination with our expansion initiatives, we believe there are firm drivers for our growth in 2018.

“We continue to strengthen our financial position through strong cash flow generation and the execution of our long-term strategy. We are well-positioned for growth, and remain focused on delivering shareholder value through organic and strategic growth opportunities,” concluded Millett.

Conference Call and Webcast

Steel Dynamics, Inc. will hold a conference call to discuss first quarter 2018 operating and financial results on Thursday, April 19, 2018, at 10:00 a.m. Eastern Time.  You may access the call and find dial-in information on the Investors section of the company’s website at www.steeldynamics.com.  A replay of the call will be available on our website until 11:59 p.m. Eastern Time on April 24, 2018.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico.  Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck.  In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Note Regarding Non-GAAP Financial Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that Adjusted Net Income, Adjusted Diluted Earnings Per Share, EBITDA and Adjusted EBITDA, non-GAAP financial measures, provide additional meaningful information regarding the company’s performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP.  In addition, because not all companies use identical calculations, EBITDA and Adjusted EBITDA included in this release may not be comparable to similarly titled measures of other companies.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” or by the words “may,” “will,” or “should,” are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, manufacturing, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuation in the cost of key raw materials and supplies (including steel scrap, iron units, and energy costs) and our ability to pass on any cost increases; (5) the impact of domestic and foreign import price competition; (6) unanticipated difficulties in integrating or starting up new or acquired businesses; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact:  Tricia Meyers, Investor Relations Manager— +1.260.969.3500

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended		Three Months
	March 31,		Ended
	2018	2017	December 31, 2017

Net sales	$2,603,875	$2,368,216	$2,336,479
Costs of goods sold	2,140,459	1,896,062	2,015,655
Gross profit	463,416	472,154	320,824

Selling, general and administrative expenses	106,431	102,933	96,209
Profit sharing	26,662	27,231	21,595
Amortization of intangible assets	6,926	7,424	7,073
Operating income	323,397	334,566	195,947

Interest expense, net of capitalized interest	31,896	33,973	32,380
Other expense (income), net	(4,463)	(3,659)	2,215
Income before income taxes	295,964	304,252	161,352

Income tax expense (benefit)	70,489	105,586	(141,819)
Net income	225,475	198,666	303,171
Net loss attributable to noncontrolling interests	2,076	2,151	1,562
Net income attributable to Steel Dynamics, Inc.	$227,551	$200,817	$304,733

Basic earnings per share attributable to Steel Dynamics, Inc. stockholders	$0.96	$0.83	$1.28

Weighted average common shares outstanding	236,623	242,943	237,177

Diluted earnings per share attributable to Steel Dynamics, Inc. stockholders, including the effect of assumed conversions when dilutive	$0.96	$0.82	$1.28

Weighted average common shares and share equivalents outstanding	237,723	244,546	238,677

Dividends declared per share	$0.1875	$0.1550	$0.1550

Steel Dynamics, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2018	2017
	(unaudited)

Assets

Current assets
Cash and equivalents	$985,824	$1,028,649
Short term investments	40,000	—
Accounts receivable, net	987,655	868,837
Inventories	1,600,058	1,519,347
Other current assets	38,705	91,509
Total current assets	3,652,242	3,508,342

Property, plant and equipment, net	2,657,937	2,675,904

Intangible assets, net	249,983	256,909

Goodwill	386,045	386,893

Other assets	26,606	27,684
Total assets	$6,972,813	$6,855,732
Liabilities and Equity
Current liabilities
Accounts payable	$562,618	$489,448
Income taxes payable	14,564	3,696
Accrued expenses	273,912	346,580
Current maturities of long-term debt	9,646	28,795
Total current liabilities	860,740	868,519

Long-term debt	2,353,703	2,353,145

Deferred income taxes	314,736	305,949

Other liabilities	20,257	21,811
Total liabilities	3,549,436	3,549,424

Commitments and contingencies

Redeemable noncontrolling interests	111,240	111,240

Equity
Common stock	644	644
Treasury stock, at cost	(730,700)	(665,297)
Additional paid-in capital	1,142,871	1,141,534
Retained earnings	3,057,904	2,874,693
Total Steel Dynamics, Inc. equity	3,470,719	3,351,574
Noncontrolling interests	(158,582)	(156,506)
Total equity	3,312,137	3,195,068
Total liabilities and equity	$6,972,813	$6,855,732

Steel Dynamics, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended
	March 31,
	2018	2017

Operating activities:
Net income	$225,475	$198,666

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,135	75,057
Equity-based compensation	12,841	11,303
Deferred income taxes	9,545	7,716
Other adjustments	30	(104)
Changes in certain assets and liabilities:
Accounts receivable	(118,818)	(153,364)
Inventories	(80,711)	(86,819)
Other assets	(105)	2,094
Accounts payable	66,332	133,809
Income taxes receivable/payable	63,962	96,319
Accrued expenses	(76,751)	(44,247)
Net cash provided by operating activities	177,935	240,430

Investing activities:
Purchases of property, plant and equipment	(50,606)	(41,677)
Purchases of short term investments	(40,000)	—
Other investing activities	229	26,918
Net cash used in investing activities	(90,377)	(14,759)

Financing activities:
Issuance of current and long-term debt	93,058	—
Repayment of current and long-term debt	(113,034)	(1,429)
Dividends paid	(36,797)	(34,130)
Purchase of treasury stock	(69,269)	(61,256)
Other financing activities	(5,180)	(3,532)
Net cash used in financing activities	(131,222)	(100,347)

Increase (decrease) in cash and equivalents	(43,664)	125,324
Cash, cash equivalents, and restricted cash at beginning of period	1,035,085	848,105
Cash, cash equivalents, and restricted cash at end of period	$991,421	$973,429

Supplemental disclosure information:
Cash paid for interest	$8,629	$12,649
Cash paid (received) for income taxes, net	$(1,045)	$1,554

Steel Dynamics, Inc.

SUPPLEMENTAL INFORMATION

(dollars in thousands)

	First Quarter
	2018	2017	4Q 2017
External Net Sales
Steel	$1,921,790	$1,721,333	$1,669,384
Fabrication	201,492	194,096	220,515
Metals Recycling	388,122	363,836	354,460
Other	92,471	88,951	92,120
Consolidated	$2,603,875	$2,368,216	$2,336,479

Operating Income
Steel	$338,357	$352,423	$207,358
Fabrication	19,832	23,767	21,601
Metals Recycling	27,805	21,341	22,379
Operations	385,994	397,531	251,338

Non-cash Amortization of Intangible Assets	(6,926)	(7,424)	(7,073)
Profit Sharing Expense	(26,662)	(27,231)	(21,595)
Non-segment Operations	(29,009)	(28,310)	(26,723)
Consolidated Operating Income	$323,397	$334,566	$195,947

Adjusted EBITDA
Earnings Before Taxes	$295,964	$304,252	$161,352
Net Interest Expense	27,482	32,333	28,990
Depreciation	67,823	66,269	66,460
Amortization of Intangible Assets	6,926	7,424	7,073
Non-controlling Interest	2,077	2,152	1,562
EBITDA	400,272	412,430	265,437
Non-cash Adjustments
Unrealized Hedging (Gain) Loss	(9,956)	(637)	7,325
Inventory Valuation	200	162	198
Equity-based Compensation	9,580	9,074	11,636
Financing Expenses	—	—	1,242
Adjusted EBITDA	$400,096	$421,029	$285,838

Other Operating Information
Steel
Average External Sales Price (Per ton)	$822	$743	$761
Average Ferrous Cost (Per ton melted)	$321	$264	$300

Flat Roll Shipments	1,743,576	1,735,954	1,659,049
Long Product Shipments
Structural and Rail Division	368,783	350,555	339,597
Engineered Bar Products Division	215,150	192,140	191,652
Roanoke Bar Division	123,403	125,869	107,319
Steel of West Virginia	83,732	77,229	66,724
Total Shipments (Tons)	2,534,644	2,481,747	2,364,341

External Shipments (Tons)	2,327,515	2,305,080	2,184,135

Steel Production (Tons)	2,601,200	2,544,082	2,437,851

Metals Recycling
Total Nonferrous Shipments (000’s of pounds)	271,628	283,603	271,036
Total Ferrous Shipments (Gross tons)	1,256,899	1,338,599	1,172,015
External Ferrous Shipments (Gross tons)	436,990	485,414	429,512

Fabrication
Average External Sales Price (Per ton)	$1,345	$1,291	$1,335
Total Shipments (Tons)	149,926	150,402	165,338